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                                                                    Exhibit 23.5


                           CONSENT OF ROGER A. HAUPT

     The undersigned hereby consents to be named in this Registration Statement on Form F-4 as a person designated to become a director of Publicis Groupe S.A. upon the consummation of the merger between Bcom3 Group, Inc. and Philadelphia Merger Corp., a wholly-owned subsidiary of Publicis Groupe S.A.



                                        /s/  ROGER A. HAUPT
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                                             Roger A. Haupt

Date: May 1, 2002
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